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                       EQUIPMENT REVOLVING LOAN AGREEMENT





                                 by and between




                    FRANCHISE FINANCE CORPORATION OF AMERICA,
                                    as Lender








                                       and



                           FFCA MORTGAGE CORPORATION,
                                   as Borrower



                    -----------------------------------------
                     Dated effective as of September 1, 1996
                    -----------------------------------------






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
                                -----------------
                                TABLE OF CONTENTS
                                -----------------



                                                                                                   Page
                                                                                                   ----
BACKGROUND..........................................................................................  1

AGREEMENT...........................................................................................  1

                        ARTICLE I

                       DEFINITIONS..................................................................  1
Section 1.01.  Definitions..........................................................................  1
Section 1.02.  Accounting and Other Terms........................................................... 12

                       ARTICLE II

               AMOUNTS AND TERMS OF ADVANCES........................................................ 13
Section 2.01.  Revolving Advances................................................................... 13
Section 2.02.  Making Advances Under the Revolving Loan............................................. 13
Section 2.03.  Evidence of Indebtedness............................................................. 14
Section 2.04.  Lender's Right to Reduce Commitment.................................................. 14
Section 2.05.  Prepayments.......................................................................... 15
Section 2.06.  Repayment............................................................................ 15
Section 2.07.  Interest............................................................................. 15
Section 2.08.  Payment Dates........................................................................ 16
Section 2.09.  Default Interest..................................................................... 16
Section 2.10.  Continuation and Conversion Elections................................................ 16
Section 2.11.  Draw Fee............................................................................. 17
Section 2.12.  Funding Losses....................................................................... 17
Section 2.13.  Computations and Manner of Payments.................................................. 17
Section 2.14.  Yield Protection..................................................................... 18
Section 2.15.  Use of Proceeds; Fair Market Value of Equipment...................................... 21

                       ARTICLE III

                   CONDITIONS PRECEDENT............................................................. 21
Section 3.01.  Conditions Precedent to the Initial Advance.......................................... 21
Section 3.02.  Conditions Precedent to All Advances................................................. 23

                       ARTICLE IV

               REPRESENTATIONS AND WARRANTIES....................................................... 24
Section 4.01.  Organization and Qualification....................................................... 24

                                        i
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
Section 4.02.  Due Authorization; Validity.......................................................... 24
Section 4.03.  Conflicting Agreements and Other Matters............................................. 24
Section 4.04.  Litigation........................................................................... 24
Section 4.05.  Compliance with Laws Regulating the Incurrence of Indebtedness....................... 24
Section 4.06.  Authorizations, Title to Properties and Related Matters.............................. 25
Section 4.07.  Taxes................................................................................ 25
Section 4.08.  Environmental Reports................................................................ 25
Section 4.09.  Certain Fees......................................................................... 26
Section 4.10.  Intellectual Property................................................................ 26
Section 4.11.  Investment Company Act............................................................... 26
Section 4.12.  Survival of Representations and Warranties, Etc...................................... 26

                        ARTICLE V

                  AFFIRMATIVE COVENANTS............................................................. 27
Section 5.01.  Compliance with Laws and Payment of Debt............................................. 27
Section 5.02.  Insurance............................................................................ 27
Section 5.03.  Inspection Rights.................................................................... 27
Section 5.04.  Records and Books of Account; Changes in GAAP........................................ 27
Section 5.05.  Reporting Requirements............................................................... 28
Section 5.06.  Use of Proceeds...................................................................... 29
Section 5.07.  Maintenance of Existence and Assets.................................................. 29
Section 5.08.  Payment of Taxes..................................................................... 29
Section 5.09.  Indemnity............................................................................ 29
Section 5.10.  Authorizations and Material Agreements............................................... 30
Section 5.11.  Further Assurances................................................................... 30
Section 5.12.  Subordination Agreement.............................................................. 30
Section 5.13.  Underwriting Standards............................................................... 31

                       ARTICLE VI

           LIMITED RECOURSE; ADDITIONAL COLLATERAL.................................................. 31
Section 6.01.  Limited Recourse..................................................................... 31
Section 6.02.  Additional Collateral; Covenant to Give Security..................................... 31

                       ARTICLE VII

                    EVENTS OF DEFAULT............................................................... 32
Section 7.01.  Events of Default.................................................................... 32
Section 7.02.  Remedies Upon Default................................................................ 33
Section 7.03.  Cumulative Rights.................................................................... 33
Section 7.04.  Waivers.............................................................................. 33
Section 7.05.  Performance by Lender................................................................ 33
Section 7.06.  Expenditures......................................................................... 33

                                       ii
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
Section 7.07.  Control.............................................................................  33

                      ARTICLE VIII

                      MISCELLANEOUS................................................................  34
Section 8.01.  Amendments and Waivers..............................................................  34
Section 8.02.  Notices.............................................................................  34
Section 8.03.  Parties in Interest.................................................................  36
Section 8.04.  Right of Set-off....................................................................  36
Section 8.05.  Costs, Expenses, and Taxes..........................................................  36
Section 8.06.  Rate Provision......................................................................  37
Section 8.07.  Severability........................................................................  38
Section 8.08.  Exceptions to Covenants.............................................................  38
Section 8.09.  Counterparts........................................................................  38
Section 8.10.  Governing Law; Waiver of Jury Trial.................................................  38
Section 8.11.  Entire Agreement....................................................................  39

EXHIBIT A-Note (Evidencing Revolving Loan)......................................................... A-1
EXHIBIT B-Pledge and Security Agreement............................................................ B-1

                                       iii

                       EQUIPMENT REVOLVING LOAN AGREEMENT


         THIS EQUIPMENT REVOLVING LOAN AGREEMENT (the "Agreement") is dated effective as of September 1, 1996, by FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Lender"), and FFCA MORTGAGE CORPORATION, a Delaware corporation (the "Borrower").

                                   BACKGROUND

         The Borrower has requested that the Lender provide, subject to the provisions of this Agreement, a revolving loan to the Borrower in the maximum principal amount of $25,000,000. The Lender has agreed to do so, subject to the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Advance" means an advance made by the Lender to the Borrower pursuant to Section 2.01 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is Under Common Control with another Person.

         "Agreement" means this Equipment Revolving Loan Agreement, as hereafter amended, modified or supplemented from time to time.

         "Applicable Law" means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts made or performed in the State of Arizona, the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Arizona, now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit.

         "Applicable Margin" means 300 basis points.

         "Auditor" means Arthur Andersen LLP, or other independent certified public accountants selected by the Borrower and acceptable to the Lender.

         "Authorizations" means all filings, recordings and registrations with, and all validations or exemptions, consents and Licenses from, any Tribunal.

         "Authorized Officer" means the chief executive officer, an executive vice president or senior vice president of the Borrower or any other executive officer of the Borrower authorized by the Borrower from time to time of which the Lender has been notified in writing.

         "Base Rate Advance" means an Advance bearing interest at the Base Rate.

         "Base Rate" means a fluctuating rate per annum as shall be in effect from time to time equal to the sum of the Applicable Margin plus the rate of interest as then in effect under the Credit Agreement.

         "Borrower" means FFCA Mortgage Corporation, a Delaware corporation.

         "Borrowing" means a borrowing under the facility of the same Type made on the same day.

         "Borrowing Notice" has the meaning set forth in Section 2.02(a) hereof.

         "Business Day" means a day of the year on which the Lender is open for business in Scottsdale, Arizona.

         "Cash Equivalents" means investments (directly or through a money market fund) in (a) certificates of deposit and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $300,000,000, which certificates, deposits and accounts mature within one year from the date of investment and are fully insured as to principal by the Federal Deposit Insurance Corporation or any successor agency,
(b) obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature within one year from the date of investment, (c) direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have the highest rating obtainable from S&P or Moody's on the date of investment, and (d) commercial paper which has one of the three highest ratings obtainable from Standard & Poor's, Inc. or Moody's.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral" has the meaning assigned to that term in the Pledge and Security Agreement.

         "Commitment" means, with respect to the Revolving Loan, $25,000,000, as such amount may be reduced from time to time in accordance with the terms of
Section 2.04 hereof.

         "Compliance Certificate" means the annual certificate of an Authorized Officer of Borrower acceptable to the Lender, setting forth the information required in Section 5.05(d) hereof, certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto.

         "Consensual Lien" means any Lien of the type described in clauses (g) and (h) of the definition of Permitted Liens.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness, (b) to purchase Property or services for the purpose of assuring the owner of such indebtedness of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any indebtedness or to comply with any agreement relating to any indebtedness or obligation, and shall, in any event, include any contingent obligation under any letter of credit, application for any letter of credit or other related documentation.

         "Continue,"   "Continuation"   and   "Continued"   each  refer  to  the
continuation pursuant to Section 2.10 hereof of a LIBOR Advance from one Interest Period to the next Interest Period.

         "Control" or "Controlled By" or "Under Common Control" mean possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that in any event (a) it shall include any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, (b) any Person which beneficially owns 5% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, (c) any general partner of any partnership shall be conclusively presumed to control such partnership, (d) any other Person who is a member of the immediate family (including parents, spouse, siblings and children) of any general partner of a partnership, and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust, or is the executor, administrator or other personal representative of such Person, shall be conclusively presumed to control such Person, and (e) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion Notice" has the meaning set forth in Section 2.10 hereof.

         "Credit Agreement" means the Credit Agreement dated as of December 27, 1995, as amended by the First Amendment to the Credit Agreement dated as of February 23, 1996, as further amended by the Second Amendment to the Credit Agreement dated June 24, 1996, among Lender, NationsBank of Texas, N.A., as administrative lender, certain lenders identified therein, as such Agreement is amended, modified or supplemented from time to time or the provisions of any successor agreement to such Agreement when designated in writing by the Lender to the Borrower.

         "Debtor Relief Laws" means applicable bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, conservatorship, moratorium or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

         "Default" means any event specified in Section 7.01 hereof, whether or not any requirement in connection with such event for the giving of notice, lapse of time or happening of any further condition has been satisfied.

         "Defective Loan" has the meaning set forth in Section 6.02 hereof.

         "Draw Fee" means the fee described in Section 2.11 hereof.

         "Environmental Claim" means any written notice by any Tribunal alleging potential liability for damage to the environment, or by any Person alleging potential liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Borrower, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all similar present or future federal, state and local Laws.

         "Equipment" means all equipment, goods and other Property in which the Borrower holds a security interest pursuant to an Equipment Security Agreement.

         "Equipment Loan" means an obligation of the debtor under an Equipment Security Agreement that is evidenced by the related Promissory Note and such Equipment Security Agreement pledged by the Borrower to the Lender pursuant to the Pledge and Security Agreement and constituting a Pledged Loan.

         "Equipment Security Agreement" means a security agreement pursuant to which a security interest is granted in Equipment.

         "Event of Default" means any of the events specified in Section 7.01 hereof, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

         "Funded Equipment Loans" means promissory notes secured by duly perfected, first priority security interests in Equipment granted by purchasers or owners of such Equipment pursuant to Equipment Security Agreements in favor of the Borrower, or a trustee acting for the benefit of the Borrower, relating to loans made by the Borrower to unaffiliated third parties secured by such Equipment, the principal amount of which was or will be funded from proceeds of Advances or Intercompany Loans.

         "Funding Date" means the date on which any Advance is made.

         "GAAP" means generally accepted accounting principles applied on a consistent basis. Application on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except for new developments or statements promulgated by the Financial Accounting Standards Board.

         "Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. ss. 172.101, Hazardous Substances, explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos.

         "Hazardous Substances" means hazardous waste as defined in the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower.

         "Increased Advance Costs" has the meaning specified in Section 2.14(e) hereof.

         "Increased Advance Costs Retroactive Effective Date" has the meaning specified in Section 2.14(e) hereof.

         "Increased Advance Costs Set Date" has the meaning specified in Section 2.14(e) hereof.

         "Indemnities" has the meaning ascribed thereto in Section 5.09 hereof.

         "Initial Advance" means the initial Advance made in accordance with the terms hereof, which shall only be after Borrower has satisfied each of the conditions set forth in Section 3.01 and Section 3.02 hereof (or any such condition shall have been waived by the Lender).

         "Interest Period" means, with respect to any LIBOR Advance, the period beginning on the date an Advance is made or continued as or converted into a LIBOR Advance and ending one, three or six months thereafter (as the Borrower, in its sole discretion, shall select) provided, however, that:

                  (a) the Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of LIBOR Advances having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Advances due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, extension of credit, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person that are not current assets or do not arise from sales to that other Person in the ordinary course of business.

         "Law" means any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction or decree of any Tribunal.

         "Lender" means Franchise Finance Corporation of America, a Delaware corporation.

         "Lending Office" means, with respect to the Lender or affiliate, (a) initially, the office of the Lender or affiliates identified as such on the signature pages hereof, and (b) subsequently, such other office of the Lender or affiliate as the Lender may designate in writing to the Borrower as the office from which the Advances of the Lender will be made and maintained and for the account of which all payments of principal and interest on the Advances and the Commitment Fee will thereafter be made. Lender may have more than one Lending Office for the purpose of making Base Rate Advances and LIBOR Advances.

         "LIBOR Advance" means an Advance bearing interest at the LIBOR Rate.

         "LIBOR Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, and (b) the sum of the LIBOR Rate Basis plus the Applicable Margin. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums assessed therefor by the Lender, which are payable directly to the Lender. Once determined, the LIBOR Rate shall remain unchanged during the applicable Interest Period.

         "LIBOR Rate Basis" means the applicable LIBOR Rate charged to the Lender under the Credit Agreement.

         "License" means, as to any Person, any license, permit, certificate of need, authorization, orders, certification, accreditation, franchise, approval or grant of rights by any Tribunal or third person necessary or appropriate for such Person to own, maintain or operate its business or Property, unless the failure to obtain, retain or comply with same would not constitute a Material Adverse Change.

         "Lien" means any mortgage, pledge security interest, encumbrance, lien or charge of any kind, including without limitation any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under any Laws (except for the filing of a financing statement or notice in connection with an operating lease).

         "Litigation" means any proceeding, claim, lawsuit, arbitration and/or investigation conducted or threatened by or before any Tribunal, including without limitation proceedings, claims, lawsuits and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan Papers" means this Agreement; the Note; the Pledge and Security Agreement; all promissory notes evidencing any portion of the Obligations; and all other documents, instruments, agreements or certificates executed or delivered by Borrower as security for Borrower's obligations hereunder, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lender pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Material Adverse Change" or "Material Adverse Effect" means any circumstance or event that (a) can reasonably be expected to cause a Default or an Event of Default, (b) otherwise can reasonably be expected to (i) be material and adverse to the continued operation of the Borrower, or (ii) be material and adverse to the financial condition, business operations, prospects or Properties of the Borrower, or (c) in any manner whatsoever does or can reasonably be expected to (i) materially and adversely affect the validity or enforceability of any material provision of any of the Loan Papers or (ii) materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Papers executed by it.

         "Maturity Date" means the date on which the loan of the Lender under the Credit Agreement becomes due and payable, but in no event later than December 31, 1998.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Lender is permitted to charge on the Obligations.

         "Note" means that certain [Second Amended and Restated] Intercompany Note between the Borrower and the Lender of even date herewith, as such note may be amended, extended, restated, renewed, substituted or replaced from time to time.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower to the Lender arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Lender for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower and any other Person to the Lender under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any other Person (including all such amounts which would become due but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower or any other Person under any Debtor Relief Law).

         "Permitted Liens" means:

                  (a) those imposed by the Loan Papers;

                  (b)   Liens  in   connection   with   workers'   compensation,
         unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

                  (c) deposits, pledges or liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

                  (d) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are either (i) being contested in good faith and by appropriate proceedings diligently conducted (including, if applicable, by a tenant of a Property as required under the lease relating thereto, by a debtor under a Funded Equipment Loan as required thereby or by a mortgagor under any mortgage loan held by the Borrower as required thereby) and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or (ii) the obligation of a tenant of a Property under its lease, of a debtor under a Funded Equipment Loan or of a mortgagor under any mortgage loan held by the Borrower and the Borrower has made a demand upon such tenant, debtor or mortgagor to pay amounts owed in order to remove such Liens; provided that if such tenant, debtor or mortgagor fails to pay such amounts then Borrower shall promptly take all necessary action to remove such Liens;

                  (e) Liens for taxes, assessments, fees, governmental charges or levies not delinquent or to the extent that payment hereof is either
         (i) being contested in good faith and by appropriate proceedings diligently conducted (including, if applicable, by a tenant of a Property as required under the lease relating thereto, by a debtor under a Funded Equipment Loan as required thereby or by a mortgagor under any mortgage loan held by the Borrower as required thereby), and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or (ii) the obligation of a tenant of a Property under its lease, of a debtor under a Funded Equipment Loan or of a mortgagor under any mortgage loan held by the Borrower and the Borrower or has made a demand upon such tenant, debtor or mortgagor to pay amounts owed in order to remove such Liens; provided that if such tenant, debtor or mortgagor fails to pay such amounts then the Borrower shall promptly take all necessary action to remove such Liens;

                  (f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of the Borrower;

                  (g) Liens on Property acquired by the Borrower in the ordinary course of business, securing indebtedness of the Borrower incurred or assumed for the purpose of financing all or part of the cost of acquiring such Property; provided that (i) such Lien attaches solely to the Property so acquired in such transaction, (ii) such Lien attaches to such Property concurrently with or within 30 days after the acquisition thereof, (iii) such Property is used in the business of the Borrower, (iv) the amount of indebtedness secured by Lien shall not exceed 100% of the cost of such Property, and (v) such indebtedness is permitted to be incurred hereunder and would not otherwise result in a Default or Event of Default hereunder; and

                  (h)  Liens  on  the  Property   constituting   the  Borrower's
         executive offices located in Scottsdale, Arizona, securing indebtedness for the acquisition, construction or improvement thereof.

         "Person" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization and government, or any department, agency or political subdivision thereof.

         "Pledge and Security Agreement" means the Equipment Pledge and Security Agreement of the Borrower in the form of Exhibit B hereto.

         "Pledged Loans" has the meaning assigned to that term in the Pledge and Security Agreement.

         "Promissory Note" means a promissory note evidencing an Equipment Loan which is secured by an Equipment Security Agreement.

         "Property" means all types of real, personal, tangible, intangible or mixed property, whether owned in fee simple or leased.

         "Quarterly Date" means the last Business Day of each March, June, September and December during the term of this Agreement, commencing on December 31, 1996.

         "Refinancing Advance" means an Advance that is used to pay the principal amount of an existing Advance (or any performance thereof) at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

         "Regulatory Change" means any change after the date hereof in federal, state or foreign Laws (including the introduction of any new Law) or the adoption or making after such date of any interpretations, directives or requests of or under any federal, state or foreign Laws (whether or not having the force of Law) by any Tribunal charged with the interpretation or administration thereof, applying to a class of financial institutions that includes the Lender.

         "Restricted Payments" means (a) any direct or indirect distribution, distribution or other payment on account of any general or limited partnership interest in (or the setting aside of funds for, or the establishment of a sinking fund or analogous fund with respect to), or shares of capital stock or other securities of, the Borrower; (b) any payments of principal of, or interest on, or fees related to, or any other payments and prepayments with respect to, or the establishment of, or any payment to, any sinking fund or analogous fund for the purpose of making any such payments on, indebtedness of the Borrower (excluding the Obligations); (c) any Management Fee or any management, consulting or other similar fees, or any interest thereon, payable by the Borrower to any Affiliate of the Borrower; and (d) any administration fee or any administration, consulting or other similar fees, or any interest thereon, payable by the Borrower to any Affiliate of the Borrower or to any other Person.

         "Revolving Loan" means that certain Revolving Loan made to the Borrower on the Closing Date until the Maturity Date in accordance with Section 2.01(a) hereof.

         "Rights" means rights, remedies, powers and privileges.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Subsidiary" of any Person means:

                  (a) any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of:

                           (i) the outstanding capital stock having voting power
                  to elect a majority of the Board of Directors of such corporation (or other Persons performing similar functions of such entity, and irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                           (ii) the  interest  in the capital or profits of such
                  partnership or joint venture, or

                           (iii) the beneficial interest of such trust or estate,

         is at the time directly or indirectly owned by (A) such Person, (B) such Person and one or more of its Subsidiaries or (C) one or more of such Person's Subsidiaries, and

                  (b) any corporation which is a non-qualified REIT Subsidiary under the Code of which more than 50% of the non-voting preferred capital stock is at the time directly or indirectly owned by (i) such Person, (ii) such Person and one or more of its Subsidiaries or (iii) one or more of such Person's Subsidiaries.

         "Taxes" means all taxes, assessments, imposts, fees or other charges at any time imposed by any Laws or Tribunal.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or government or regulatory body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Type" refers to the distinction between Advances bearing interest at the Base Rate or LIBOR Rate.

         "UCC" means the Uniform Commercial Code as adopted in the State of Arizona.

         Section 1.02. Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP consistently applied for the Borrower, unless otherwise expressly stated herein. References herein to one gender shall be deemed to include all other genders. Except where the context otherwise requires, all references to time are deemed to be Scottsdale, Arizona time.

                                   ARTICLE II

                          AMOUNTS AND TERMS OF ADVANCES

         Section 2.01. Revolving Advances. The Lender agrees, on the terms and subject to the conditions hereinafter set forth, from the Closing Date until the Maturity Date, to make Advances under the Revolving Loan to the Borrower on any Business Day during the period from the Funding Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the Commitment. Subject to the terms and conditions of this Agreement, until the Maturity Date, the Borrower may borrow, repay and reborrow the Advances under the Revolving Loan.

         Section 2.02.  Making Advances Under the Revolving Loan.

                  (a) Each Borrowing of Advances shall be made upon the written notice of Borrower, received by the Lender not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, with the following information.

                           (i) the date of such proposed Borrowing,  which shall
                  be a Business Day;

                          (ii) the  amount  of such  proposed  Borrowing  which,
                  shall not exceed the Commitment, shall, in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $250,000 or an integral multiple of $50,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $50,000 or an integral multiple of $50,000 in excess thereof;

                           (iii) the Type of Advances of which the  Borrowing is
                  to be comprised; and

                           (iv) if the  Borrowing  is to be  comprised  of LIBOR
                  Advances,   the  duration  of  the  initial   Interest  Period
                  applicable to such Advances.

                  If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be one month. The Lender shall, before 1:00 p.m. on the date of each Advance hereunder

         (other than a Refinancing Advance), make available to the Borrower Advances to be made on that day in immediately available funds.

                  (b) Unless any applicable condition specified in Article IV hereof has not been satisfied, Lender will make the funds on Advances under the Revolving Loan promptly available to the Borrower (other than with respect to a Refinancing Advance) by wiring Norwest Bank Minnesota, Minneapolis, Minnesota, ABA #091000019, Beneficiary Bank:
         Norwest Bank  Arizona,  Beneficiary  Account:  4608001886,  Beneficiary
         Name: FFCA Mortgage Corporation, or such other account as shall have been specified by the Borrower.

                  (c) With respect to each Advance, Borrower shall deliver to the Lender, no later than three Business Days after the applicable Funding Date, the documents and instruments listed in the Pledge and Security Agreement in respect of the Pledged Loans constituting part of the Collateral. Borrower shall take all reasonable steps necessary to assist the Lender in perfecting its security interest in the Pledged Loans.

                  (d) After giving effect to any Borrowing, (i) there shall not be more than 5 different Interest Periods in effect and (ii) the aggregate principal of outstanding Advances, shall not exceed the Commitment.

                  (e) No Interest Period for a Borrowing under the Revolving Loan shall extend beyond the Maturity Date.

                  (f) The Borrower shall indemnify the Lender against any loss incurred by the Lender as a result of (i) any failure to fulfill, on or before the date specified in the Borrowing Notice for the Advance, the conditions to the Advance set forth herein or (ii) Borrower's requesting that an Advance not be made on the date specified in the Borrowing Notice.

         Section 2.03.  Evidence of Indebtedness.

                  (a) The obligations of Borrower with respect to all Advances under the Revolving Loan made by Lender shall be evidenced by a Note in the form of Exhibit A hereto and in the amount of $25,000,000.

                  (b) Absent demonstrable error, Lender's records shall be conclusive as to amounts owed Lender under the Notes and this Agreement.

         Section 2.04. Lender's Right to Reduce Commitment. Lender shall have the right from time to time upon notice by Lender to Borrower to reduce the Commitment, in whole or in part. Such notice shall specify the amount of reduction and the proposed date of such reduction. In the event all or any portions of Advances under the Revolving Loan exceed such reduced Commitment, such excess shall be payable by Borrower on or before the Maturity Date.

         Section 2.05.  Prepayments.

                  (a) Optional Prepayments. Borrower may, upon at least three Business Days' prior written notice to Lender stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of any Advances in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided, however, that in the case of a prepayment of a Base Rate Advance, the notice of prepayment may be given by telephone by 11:00 a.m. on the date of prepayment. Each partial prepayment, other than prepayments pursuant to
         Section 6.02 hereof, shall, in the case of Base Rate Advances, be in an aggregate principal amount of not less than $100,000 or a larger integral multiple of $50,000 in excess thereof and, in the case of LIBOR Advances, be in an aggregate principal amount of not less than $250,000 or a larger integral multiple of $100,000 in excess thereof. If any notice of prepayment is given, the principal amount stated therein, together with accrued interest on the amount prepaid and the amount, if any, due under Sections 2.11 and 2.13 hereof, shall be due and payable on the date specified in such notice.

                  (b) Prepayments, Generally. No prepayments of Advances under the Revolving Loan made solely pursuant to this Section 2.05 shall cause the Commitment to be reduced. Any prepayment of Advances pursuant to this Section 2.05 shall be applied pro rata to all Advances outstanding as of the date of such payment.

         Section 2.06.  Repayment.

                  (a) The Revolving Loan. (i) On the date of a reduction of the Commitment pursuant to Section 2.04 hereof, to the extent the aggregate outstanding Advances under the Revolving Loan on the date of reduction exceed the Commitment as reduced, such excess amounts shall be immediately due and payable.

                  (b) Other Obligations. All Obligations not otherwise due and payable under Section 2.06(a) above shall be due and payable in full on the Maturity Date.

         Section 2.07. Interest. Subject to Section 2.09 below, Borrower shall pay interest at the following rates:

                  (a) Base Rate Advances. Base Rate Advances shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate as in effect from time to time and (ii) the Highest Lawful Rate. If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate pursuant to the immediately preceding sentence and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to the immediately preceding sentence.

                  (b) LIBOR Advances. LIBOR Advances shall bear interest at the rate per annum equal to the LIBOR Rate applicable to such Advance, which at no time shall exceed the Highest Lawful Rate.

         Section 2.08. Payment Dates. Accrued and unpaid interest on Base Rate Advances shall be paid quarterly in arrears on each Quarterly Date and on the appropriate maturity, repayment or prepayment date. Accrued and unpaid interest on LIBOR Advances shall be paid on the last day of the appropriate Interest Period and on the date of any prepayment or repayment of such Advance; provided, however, that if any Interest Period for a LIBOR Advance exceeds three months, interest shall also be paid on each date occurring during the Interest Period which is the three-month anniversary date of the first day of the Interest Period.

         Section 2.09. Default Interest. During the continuation of any Event of Default, Borrower shall pay, on demand, interest (after as well as before judgment to the extent permitted by Law) on the principal amount of all Advances outstanding and on all other Obligations due and unpaid hereunder for each Advance equal to the lesser of the (a) the Highest Lawful Rate and (b) the Base Rate (whether or not in effect) plus 3.00%.

         Section 2.10.  Continuation and Conversion Elections.

                  (a) Lender may upon irrevocable written notice to Borrower and subject to the terms of this Agreement:

                           (i) require the Borrower to convert,  on any Business
                  Day, all or any portion of outstanding Base Rate Advances (in an aggregate amount not less than $250,000 or a larger integral multiple of $100,000 in excess thereof) into LIBOR Advances;

                           (ii) require the Borrower to convert at the end of any Interest Period therefor, all or any portion of outstanding LIBOR Advances comprised of the same Borrowing (in an aggregate amount not less than $100,000 or a larger integral multiple of $50,000 in excess thereof) into Base Rate Advances; or

                           (iii) require the Borrower to continue, at the end of
                  any Interest Period therefor, any LIBOR Advances;

         provided, however, that if the aggregate amount of outstanding LIBOR Advances comprised in the same Borrowing shall have been reduced as a result of any payment, prepayment or conversion of part thereof to an amount less than $250,000, the LIBOR

         Advances comprised in such Borrowing shall automatically convert into Base Rate Advances at the end of each respective Interest Period.

                  (b) Lender shall deliver a notice of conversion (a "Notice of Conversion"), to the Borrower not later than (i) 12:00 noon three Business Days prior to the proposed date of conversion, if the Advances or any portion thereof are to be converted into or continued as LIBOR Advances; and (ii) not later than 10:00 a.m. on the proposed date of conversion, if the Advances or any portion thereof are to be converted into Base Rate Advances.

                  Each such Notice of Conversion/Continuation shall be by telecopy or telephone, promptly confirmed in writing, specifying therein:

                           (i)      the proposed date of conversion;

                          (ii)      the   aggregate  amount  of  Advances  to be
                                    converted;

                         (iii)      the nature of the proposed conversion; and

                          (iv)      the   duration  of the  applicable  Interest
                                    Period.

         Section 2.11. Draw Fee. In connection with the funding of each Advance under the Revolving Loan, the Borrower shall pay to the Lender, by way of deduction from the proceeds of such Advance, on the date of such funding, a non-refundable draw fee. The draw fee shall be equal to 1.00% of the amount of such Advance.

         Section 2.12. Funding Losses. If Borrower makes any payment or prepayment of principal with respect to any LIBOR Advance (including payments made after any acceleration thereof) or converts any Advance from a LIBOR Advance on any day other than the last day of an Interest Period applicable thereto or if Borrower fails to prepay, borrow, convert or continue any LIBOR Advance after a notice or prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to Lender, Borrower shall pay to Lender on demand (subject to Section 8.07 hereof) any actual loss.

         Section 2.13.  Computations and Manner of Payments.

                  (a) Borrower shall make each payment hereunder and under the other Loan Papers not later than 1:00 p.m. on the day when due in immediately available funds to Lender, unless otherwise specifically provided herein, at:

                            Franchise Finance Corporation of America
                            The Perimeter Center
                            17207 North Perimeter Drive
                            Scottsdale, Arizona 85255

                            Telephone No.: (602) 585-4500
                            Facsimile No.: (602) 585-2225
                            Attention: John R. Barravecchia,
                                       Executive Vice President and
                                       Chief Financial Officer

         for credit to the account of FFCA Mortgage Corporation. No later than the end of each day when each payment hereunder is made, Borrower shall notify the above person or such other Person as Lender may from time to time specify.

                  (b) Subject to Section 8.07 hereof, interest on Advances, and other amounts due under the Loan Papers shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest or other amounts are payable. Each determination by Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent demonstrable error. All payments under the Loan Papers shall be made in United States dollars, and without setoff, counterclaim or other defense.

                  (c) Reference to any particular index or reference rate for determining any applicable interest rate under this Agreement is for purposes of calculating the interest due and is not intended as and shall not be construed as requiring the Lender to actually fund any Advance at any particular index or reference rate.

         Section 2.14.  Yield Protection.

                  (a) If the lender  under the  Credit  Agreement  (the  "Credit
         Agreement Lender"), determines that either (i) the adoption, after the date hereof, of any Applicable Law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change, after the date hereof, in the interpretation or administration thereof by any Tribunal, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by the Credit Agreement Lenders with any request or directive made after the date hereof applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of reducing the rate of return on the Credit Agreement Lender's capital as a consequence of its obligations to the Lender to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration NationsBank's policies with respect to capital adequacy (but excluding consequences of the Lender's negligence or intentional disregard of law or regulation)) by an amount reasonably deemed by the Lender to be material, then from time to time, within 15 days after demand by the Lender, Borrower shall, subject to Section 8.08 hereof, pay to the Lender such additional amount or amounts as will adequately compensate for such reduction. The Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle the Lender to compensation pursuant to this Section 2.14(a) as promptly as practicable after the Lender obtains actual knowledge of such event; provided, Lender shall not be liable for its failure to provide such notification. A certificate of the Lender claiming compensation under this Section 2.14(a), setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with the Lender's treatment of similar customers having similar provisions generally in their agreements with the Lender shall be conclusive in the absence of demonstrable error. The Lender shall use reasonable efforts to mitigate the effect upon Borrower of any such increased costs payable to the Lender under this Section 2.14(a).

                  (b) If, after the date hereof, any Tribunal, central bank or other comparable authority, at any time imposes, modifies or deems applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Lender, or imposes on the Lender any other condition affecting a LIBOR Advance, the Notes, or its obligation to make a LIBOR Advance; and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining its LIBOR Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Notes or reimbursement obligations by an amount deemed by the Lender to be material, then, within five days after demand by the Lender, Borrower shall, subject to Section 8.08 hereof, pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will (i) notify Borrower and Lender of any event occurring after the date of this Agreement that entitles the Lender to compensation pursuant to this Section 2.14(b), as promptly as practicable after the Lender obtains actual knowledge of the event; provided, Lender shall not be liable for its failure to provide such notification and (ii) use good faith and reasonable efforts to designate a different Lending Office for LIBOR Advances of the Lender if the designation will avoid the need for, or reduce the amount of, the compensation and will not, in the sole opinion of the Lender, be disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section 2.14(b), setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder and certifying that such claim is consistent with the Lender's treatment of similar customers having similar provisions generally in their agreements with the Lender shall be conclusive in the absence of demonstrable error. If the Lender demands compensation under this Section 2.13(b), Borrower may at any time, on at least five Business Days' prior notice to the Lender (A) repay in full the then outstanding principal amount of LIBOR Advances, of the Lender, together with accrued interest thereon, or (B) convert the LIBOR Advances to Base Rate Advances in accordance with the provisions of this Agreement; provided, however, that the Borrower shall be liable for the actual loss arising pursuant to those actions.

                  (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other Tribunal shall assert that it is unlawful, for the Lender to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by the Lender to Borrower, (i) each LIBOR Advance will automatically, upon such demand, convert into a Base Rate Advance and (ii) the obligation of the Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until the Lender notifies the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist.

                  (d) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of the Lender to make, or to convert Advances into, LIBOR Advances shall be suspended.

                  (e) Failure on the part of the Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.14 (collectively, "Increased Advance Costs") with respect to any period shall not constitute a waiver of the Lender's right to demand compensation with respect to such period or any other period, subject, however, to the limitations set forth in this Section
         2.14. Notwithstanding the foregoing, the Lender's demand for Increased Advance Costs shall not include any Increased Advance Costs with respect to any period more than two years prior to the date that the Lender gives notice to Borrower of such Increased Advance Costs unless the effective date of the condition which results in the right to receive Increased Advance Costs is retroactive (the "Increased Advance Costs Retroactive Effective Date"). If any Increased Advance Costs has an Increased Advance Costs Retroactive Effective Date and the Lender demands compensation within two years after the date setting the Increased Advance Costs Retroactive Effective Date (the "Increased Advance Costs Set Date"), the Lender shall have the right to receive such Increased Advance Costs from the Increased Advance Costs Retroactive Effective Date. If the Lender does not demand such Increased Advance Costs within two years after the Increased Advance Costs Set Date, the Lender may not receive payment of Increased Advance Costs with respect to any period more than two years prior to such demand.

                  (f) The obligations of Borrower under this Section 2.14 shall survive any termination of this Agreement, subject, however, to the limitations set forth in Section 2.14(e) above.

                  (g)  Determinations by the Lender for purposes of this Section
         2.14 shall be conclusive, absent demonstrable error. Any certificate delivered to Borrower by the Lender pursuant to this Section 2.14 shall include in reasonable detail the basis for the

         Lender's demand for additional compensation and a certification that the claim for compensation is consistent with the Lender's treatment of similar customers having similar provisions generally in their agreements with the Lender.

                  (h) If, in the Lender's reasonable determination, the LIBOR Rate for any Interest Period for any LIBOR Advances will not adequately reflect the cost to the Lender of making, funding or maintaining LIBOR Advances for such Interest Period, Lender shall promptly so notify Borrower, whereupon (i) each such LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance and (ii) the obligation of the Lender to make, or to convert Advances into, LIBOR Advances shall be suspended until the Lender notifies the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist.

         Section 2.15. Use of Proceeds; Fair Market Value of Equipment. The proceeds of the Advances shall be available (and Borrower shall use such proceeds) to finance or refinance loans for Equipment and for use for other general working capital purposes. At the time each Pledged Loan is acquired or made by Borrower, the fair market value of the Equipment securing each Pledged Loan shall be at least equal to the outstanding principal amount of such Pledged Loan.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.01. Conditions Precedent to the Initial Advance. The obligations of the Lender under this Agreement and the obligation of the Lender to make any Advance shall be subject to the following conditions precedent on the Closing Date and on the date of such Advance:

                  (a) All terms, conditions and documentation in connection with this amendment and restatement shall be acceptable to the Lender.

                  (b) The making of the Commitment shall not contravene any Law applicable to the Lender.

                  (c) Lender shall have received a Certificate from an Authorized Officer stating that no material adverse change in the business, assets, prospects or financial condition of Borrower since the June 30, 1996 financial statements provided to the Lender. The Lender shall have received financial information regarding Borrower requested by it.

                  (d) The Lender shall have received an executed copy of this Agreement and the Note duly completed and correct.

                  (e) Borrower shall have delivered to the Lender a Certificate, dated the Closing Date, executed by an Authorized Officer, certifying that, to such Authorized Officer's knowledge, (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties set forth in Article IV hereof are true and correct in all material respects, and (iii) Borrower has complied with all agreements and conditions to be complied with by it in all material respects under the Loan Papers by such date.

                  (f) Borrower shall have each delivered to the Lender a Secretary's Certificate, dated the Closing Date, certifying (i) that attached copies of the certificates of organization certified by the Secretary of States of the appropriate states, and bylaws are true and complete, and in full force and effect, without amendment except as shown, (ii) that a copy of the resolutions authorizing execution and delivery of this Agreement and any Loan Papers, as appropriate, are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this loan transaction, and (iii) copies of certificates of good standing and certificates of existence for the States of Delaware and Arizona. The Lender may conclusively rely on the certificate delivered pursuant to this subsection until it receives notice in writing to the contrary.

                  (g) The Lender shall have received an opinion or opinions of counsel to Borrower, dated the Closing Date, acceptable to Lender and otherwise in form and substance satisfactory to Lender and its counsel, with respect to this loan transaction and otherwise, including, without limitation, opinions (i) to the valid and binding nature of the Loan Papers, (ii) to the power, authorization and corporate matters of each such Person taken in connection with the transactions contemplated by the Loan Papers, (iii) that the execution, delivery and performance by Borrower of the respective Loan Papers does not violate any of the terms of Borrower's agreements, and (iv) to such other matters as are reasonably requested by Lender's counsel.

                  (h) The Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                           (i) the results of UCC and other Lien searches against the assets of Borrower;

                          (ii) evidence that all  proceedings  of Borrower taken
                  in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender and its counsel; and Lender shall have received copies of all documents or other evidence which Lender or its counsel may reasonably request in connection with this facility, including without limitation the resolutions of the Board of Directors of Borrower and the requisite authorizations of all other Persons necessary to authorize the transactions contemplated herein, certified to be true and correct by an Authorized Officer;

                          (iii) payment of all fees, costs and expenses (including, without limitation, attorneys' fees of Lender's counsel and the fees set forth in the Fee Letter due to be paid through the Closing Date);

                           (iv) a Compliance  Certificate  computed after giving
                  effect to the Initial Advance;

                            (v) the Pledge and Security Agreement, properly executed on behalf of the Borrower.

                  (i) All corporate proceedings of Borrower taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Lender. The Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         Section 3.02. Conditions Precedent to All Advances. The obligation of the Lender to make each Advance (including the Initial Advance) shall be subject to the further conditions precedent that on the date of such Advance (a) the following statements shall be true (and the delivery of each Borrowing Notice under Section 2.02(a) or each Conversion Notice under Section 2.10 shall constitute a representation that on the disbursement date (except as to representations and warranties which (i) refer to a specific date, (ii) have been modified by transactions permitted pursuant to this Agreement or any other Loan Paper or (iii) have been specifically waived in writing by the Lender) are true:

                  (A) the representations and warranties contained in Article IV hereof are true and correct on such date, as though made on and as of such date;

                  (B) no event has occurred and is continuing, or would result from such Advance (including the intended application of the proceeds of such Advance), that does or could constitute a Default or Event of Default;

                  (C) there shall have occurred no Material Adverse Change, and the making of such Advance, shall not cause or result in a Material Adverse Change;

                  (D) after giving effect to each such Advance, the aggregate outstanding Advances do not exceed the Commitment; and

                  (E) after giving effect to each such Advance, the aggregate principal balance of the Pledged Loans, excluding any Defective Loans, as hereinafter defined, shall equal at least 105% of the aggregate Advances under this Agreement.

and (b) the Lender shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the following are true and correct:

         Section 4.01. Organization and Qualification. Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation. Borrower is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         Section 4.02. Due Authorization; Validity. The board of directors of Borrower have duly authorized the execution, delivery and performance of the Loan Papers to be executed by Borrower. Borrower has full legal right, power and authority to execute, deliver and perform under the Loan Papers to be executed and delivered by it. The Loan Papers constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable Debtor Relief Laws).

         Section 4.03. Conflicting Agreements and Other Matters. The execution or delivery of any Loan Papers, and performance thereunder, does not conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than in favor of the Lender) upon any Properties of Borrower under, or require any consent, approval, or other action by, notice to, or filing with, any Tribunal or Person pursuant to, the certificate of incorporation or bylaws of Borrower, any award of any arbitrator, or any agreement, instrument, or Law to which Borrower, or any of its Properties is subject.

         Section 4.04. Litigation. As of the Closing Date, Schedule 4.5 lists all Litigation that is pending, and to Borrower's best knowledge, threatened by written demand against Borrower or any of its Properties or assets on the Closing Date in which an adverse determination with respect thereto could reasonably be expected to result in an uninsured liability of Borrower in excess of $500,000. Except as set forth on Schedule 4.5, there is no pending or, to Borrower's best knowledge, threatened Litigation against Borrower or any of its Properties that could reasonably be expected to result in a Material Adverse Change.

         Section 4.05. Compliance with Laws Regulating the Incurrence of Indebtedness. No proceeds of any Advance will be used directly or indirectly to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following Borrower's intended use of the proceeds of each Advance, not more than 25% of the value of the assets of Borrower will be "margin stock" within the meaning of Regulation U. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law that the incurring of indebtedness by Borrower would violate, including without limitation Laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 4.06. Authorizations, Title to Properties and Related Matters. Borrower possess all material Authorizations necessary and appropriate to own and operate its business and is not in violation thereof in any material respect. All such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Change. Borrower has requisite corporate power (as applicable) and legal right to own and operate its Property and to conduct its business. Borrower has good and indefeasible title (fee or leasehold, as applicable) to its Property, subject to no Lien of any kind, except Permitted Liens and first Liens for the benefit of Borrower. Borrower is not in violation of its certificates or articles of incorporation or bylaws.
Borrower is not in violation of any Law, or material agreement or instrument binding on or affecting it or any of its Properties, the effect of which could reasonably be expected to cause a Material Adverse Change. No business or Properties of Borrower is affected by any drought, storm, earthquake, embargo, act of God or public enemy, or other casualty, the effect of which could reasonably be expected to cause a Material Adverse Change.

         Section 4.07. Taxes. Borrower has filed all federal, state, and other Tax returns (or extensions related thereto) which are required to be filed, and has paid all Taxes as shown on said returns, as well as all other Taxes, to the extent due and payable, except to the extent payment is contested in good faith and for which adequate reserves have been established therefor in accordance with GAAP. All Tax liabilities of Borrower are adequately provided for on its books, including interest and penalties, and adequate reserves have been established therefor in accordance with GAAP. No income Tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and no taxing authority has notified Borrower of any deficiency in any Tax return.

         Section 4.08. Environmental Reports. Borrower has obtained all material environmental, health and safety Authorizations required under all Applicable Environmental Laws to carry on its business as being conducted, except where the failure to obtain such Authorizations could not reasonably be expected to have a Material Adverse Effect. Each of such Authorizations is in full force and effect and Borrower is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent the failure to have such Authorizations or comply with any of the terms and conditions thereof could not reasonably be expected to have a Material Adverse Effect. In addition, no written notice, notification, demand, request for information, citation, summons or order has been issued, no written complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of Borrower, threatened, by any Tribunal or other entity with respect to any alleged failure by Borrower to have any environmental, health or safety Authorization required under any Applicable Environmental Law in connection with the conduct of the business of Borrower or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Materials by Borrower, the effect of which could reasonably be expected to have a Material Adverse Effect. There are no environmental liabilities of Borrower which could reasonably be expected to cause a Material Adverse Change. Mortgagors of Property in which Borrower holds a mortgage or similar lien and tenants under leases of Properties owned by Borrower are contractually (a) prohibited from generating or producing Hazardous Materials at or in connection with the Properties of Borrower and disposing of any Hazardous Materials on or to any Property of Borrower, except in compliance with Applicable Environmental Laws or (b) obligated to maintain and occupy the Properties of Borrower in compliance with all applicable Laws.

         Section 4.09. Certain Fees. No broker's, finder's, management fee or other fee or commission will be payable by Borrower with respect to the making of Commitment or Advances hereunder (other than to Lender), or the offering, issuance or sale of the capital stock of Borrower. Borrower hereby agrees to indemnify and hold harmless Lender from and against any claims, demands, liabilities, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         Section 4.10. Intellectual Property. Borrower has obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from material restrictions, which are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

         Section 4.11.  Investment  Company Act.  Borrower is not an "investment company," "promoter," "principal under" or "controlled by" an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The making of the Advances by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by the Loan Papers will not violate any such Act or any rule, regulation or order thereunder issued by the Securities and Exchange Commission.

         Section 4.12. Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable or (c) previously waived in writing by the Lender with respect to any particular factual circumstance. The representations and warranties made under this Agreement shall be deemed applicable to each Subsidiary as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lender, any investigation or inquiry by the Lender, or by the making of any Advance under this Agreement.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         So long as the Commitment, any Advance or any portion of the Obligations is outstanding, or Borrower owes any other amount hereunder or under any other Loan Paper:

         Section 5.01. Compliance with Laws and Payment of Debt. Borrower shall comply with all Applicable Laws, including without limitation compliance with all applicable federal and state securities Laws. Borrower shall pay its indebtedness as and when due (or within any applicable grace period).

         Section 5.02. Insurance. Borrower (a) shall cause the debtors under Funded Equipment Loans to keep the applicable Equipment adequately insured at all times by reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as what is customary with companies similarly situated and in the same or similar businesses, (b) shall maintain in full force and effect public liability (including liability insurance for all vehicles and other insurable Property) and worker's compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to the Lender, and (c) shall maintain other insurance as may be required by Law or reasonably requested by the Lender. Borrower shall from time to time deliver to the Lender, upon demand, evidence of the maintenance of such insurance.

         Section 5.03. Inspection Rights. Borrower shall permit the Lender, upon reasonable notice (provided that no advance notice is required after the occurrence and during the continuance of an Event of Default), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its Properties and to discuss their affairs, finances and accounts with any of its directors, officers, employees, accountants, attorneys and other representatives, all as the Lender may reasonably request.

         Section 5.04. Records and Books of Account; Changes in GAAP. Borrower shall keep adequate records and books of account in conformity with GAAP. Borrower shall make such valuations of its assets as may be required by the terms of Section 856(c)(5) of the Code. Borrower shall not change its Fiscal Year, nor change its method of financial accounting except in accordance with GAAP. In connection with any such change after the date hereof, Borrower and Lender shall negotiate in good faith to make appropriate alterations to the covenants set forth in Section 6.01 hereof, reflecting such change.

         Section 5.05.  Reporting  Requirements.  Borrower  shall furnish to the
Lender:

                  (a) as soon as available and in any event within 45 days after the end of Borrower's fiscal quarters, consolidated balance sheets of Borrower as of the end of such quarter, and statements of income, and statements of changes in cash flow of Borrower for the portion of the fiscal year ending with such quarter, setting forth, in comparative form, figures for the corresponding periods in the previous fiscal year, all in reasonable detail, and certified by an Authorized Officer as prepared in accordance with GAAP, and fairly presenting the financial condition and results of operations of Borrower (subject to normal, year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year, balance sheets of Borrower as of the end of such fiscal year, and statements of income and changes in cash flow of Borrower for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion of the Auditor, which opinion shall state that such financial statements were prepared in accordance with GAAP, that the examination by the Auditor in connection with such financial statements was made in accordance with generally accepted auditing standards, and that such financial statements present fairly the financial condition and results of operations of Borrower;

                  (c) promptly upon receipt thereof, copies of all material reports or letters submitted to Borrower by the Auditor or any other accountants in connection with any annual, interim or special audit, including without limitation the comment letter submitted to management in connection with any such audit;

                  (d) together with the annual financial statements delivered pursuant to subsection (b) above, a Compliance Certificate executed by an Authorized Officer, which such Compliance Certificate must (i) certify that there has occurred no Default or Event of Default, (ii) compute the Applicable Margin, and (iii) set forth the detailed calculations with respect to the Sections 6.01(a), (b), (c), (d), (e),
         6.03 and 6.06 hereof;

                  (e) as soon as available and in any event not later than 30 days after the beginning of each fiscal year of Borrower, the annual operating budgets of Borrower for such fiscal year;

                  (f) promptly upon knowledge by Borrower of the occurrence of any Default or Event of Default, a notice from an Authorized Officer, setting forth the details of such Default or Event of Default, and the action being taken or proposed to be taken with respect thereto; and

                  (g) from time to time, such other information regarding the business, affairs or financial condition of Borrower as the Lender may reasonably request, including consolidating financial statements of Borrower pursuant to subsections (a) and (b) above.

         Section 5.06. Use of Proceeds. The proceeds of the Advances shall be available (and Borrower shall use such proceeds) (a) to finance or refinance loans for Equipment, and (b) for use for other general working capital purposes; provided that the Lender shall not have any responsibility as to use by Borrower of any such proceeds.

         Section 5.07. Maintenance of Existence and Assets. Borrower shall maintain its corporate existence, authority to do business in the jurisdictions in which it is necessary for Borrower to do so, and all Authorizations necessary for the operation of any of its business. Borrower shall maintain the assets necessary for use in its business in good repair, working order and condition, and make all such repairs, renewals and replacements thereof as may be reasonably required by Borrower.

         Section 5.08. Payment of Taxes. Borrower will promptly pay and discharge all lawful Taxes imposed upon it or upon its income or profit or upon any Property belonging to it, unless such Tax shall not at the time be due and payable, or if the validity thereof shall currently be contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of any such nonpayment shall be stayed or bonded during the proceedings) and adequate reserves with respect to such Tax shall have been established in accordance with GAAP.

         Section 5.09.  Indemnity.

                  (a) Borrower agrees to defend, protect, indemnify and hold harmless Lender, and each of its respective Affiliates other than the Borrower and each of its (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnities") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnities shall be designated a party thereto or such proceeding shall have actually been instituted), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise), arising from or connected with the past, present or future operations of
         Borrower, any such Affiliate of Borrower or any predecessors in interest, or the past, present or future environmental condition of Property of Borrower, any such Affiliate of Borrower or any predecessors in interest, in each case relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto and the management of the Advances by the Lender, expressly including in connection with, or as a result, in whole or in part, of the ordinary or mere negligence of the Lender, or the use or intended use of the proceeds of the Advances hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction (collectively, "Indemnified Matters").

                  (b) In addition, Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual reasonable expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by Borrower and the holders of the capital stock of Borrower on the one hand and such Indemnitee on the other hand but also the relative fault of Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Borrower, Lender and all other Indemnities. The obligations of Borrower under this Section 5.09 shall survive (i) the execution of this Agreement and
         (ii) any termination of this Agreement and payment of the Obligations.

         Section 5.10. Authorizations and Material Agreements. Borrower shall obtain, maintain and comply in all material respects with all Authorizations and agreements necessary or appropriate for it to own, maintain or operate its business or Properties.

         Section 5.11. Further Assurances. Borrower will execute all such additional agreements and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with the obligations of Borrower under any of the Loan Papers.

         Section 5.12. Subordination Agreement. Borrower shall cause the Note to be subject to a subordination agreement in form and substance reasonably acceptable to the Lender and subject to the provisions of the Credit Agreement. Except as otherwise required under the terms of the Credit Agreement, Borrower and Lender agree that the obligations hereunder shall not be subordinated to any other obligation. Anything contained in this Agreement, the Note or any other Loan Paper to the contrary notwithstanding, in the event the Borrower shall make any payment (each being a "Credit Agreement Payment") to the administrative lender under the Credit Agreement either (i) pursuant to that certain Subordination Agreement dated as of the date of this Agreement, among the Lender, the Borrower and such administrative lender in respect of the Obligations evidenced by the Note, or (ii) pursuant to that certain Guaranty Agreement dated as of September 1, 1996 executed by the Borrower in favor of such administrative lender pursuant to which the Borrower has guaranteed the obligations of the Lender under the Credit Agreement and the documents relating thereto, the Borrower shall be entitled to a credit toward its obligations under this Agreement and the Note in the amount of such Credit Agreement Payment and shall be deemed to have made a payment on the Note in the amount of such Credit Agreement Payment upon receipt by such administrative lender of such Credit Agreement Payment.

         Section 5.13. Underwriting Standards. Borrower shall use its customary underwriting procedures and standards in effect as of the date of this Agreement for the Equipment Loans funded pursuant to this Agreement. Prior to any Advance, Borrower shall give Lender written notice of any material change in such procedures and standards. Lender shall approve any Equipment Loan of the Borrower.


                                   ARTICLE VI

                     RECOURSE; ADDITIONAL COLLATERAL

         Section 6.01. Recourse. Notwithstanding anything set forth in this Agreement or in any document delivered by the Borrower in connection herewith, the Borrower (but not any shareholder, director, officer or employee thereof) shall be personally liable for the payment of all amounts and the performance of all obligations owing under this Agreement or the Note, and in the event of a default under any of the Loan Papers, the Lender shall have available to it all remedies which may exist at law, in equity or under this Agreement, including but not limited to the foreclosure of the Pledged Loans.

         Section 6.02. Additional Collateral; Covenant to Give Security. The Borrower will, upon the written request of the Lender, upon the failure of the Borrower to receive, with respect to any Equipment Loan, the payment of principal or interest thereon when due and which results in an event of default under the Equipment Loan after notice and the expiration of any applicable cure period, Borrower will deliver to Lender duly executed and delivered Pledged Loans, assignments and other security interests as specified by and in form and substance satisfactory to the Lender, securing payment for, and all obligations with respect to, all obligations of the Borrower under this Agreement and the Note. The principal amount of the Pledged Loans delivered hereunder shall be reasonably determined by Lender, taking into account the principal balance of the Defective Loans to which such Pledged Loan relates. All such mortgages, pledges, assignments and other security interests will be (i) described in writing in sufficient detail acceptable to the Lender, and (ii) filed, perfected or such other action is taken so that such documents are legal, valid, binding and enforceable against all third parties in accordance with their terms. Upon request of Lender, Borrower will from time to time promptly execute and deliver any and all further instruments, documents and opinions of counsel and take any and all such other action as the Lender may deem desirable in protecting its interests under this Agreement and the Note. In lieu of delivering additional Pledged Loans under the Section 6.02, the Borrower may prepay Advances hereunder in an amount equal to the principal amount of the Defective Loans.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.01. Events of Default. Any one or more of the following shall, after five days written notice thereof shall have been given to the Borrower by Lender, be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law, or otherwise:

                  (a) Borrower shall fail to pay within 30 days after written notice thereof shall have been given to Borrower by the Lender, any (i) principal under any Loan Paper when due or (ii) any interest, fees or other amounts under any Loan Paper.

                  (b) Any material representation or warranty made or deemed made by Borrower (or any of its officers or representatives) under or in connection with any Loan Papers shall prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (c) Borrower shall fail to perform or observe any term or condition contained in Article V, Article VI or any Loan Paper, other than those described in Sections 8.01(a), (b), (c) and (d), and such failure shall not be remedied within 60 days after written notice thereof shall have been given to Borrower by the Lender.

                  (d) Any of the following shall occur: (i) Borrower shall make an assignment for the benefit of creditors or be unable to pay its debts generally as they become due; (ii) Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Borrower under any Debtor Relief Law, whether now or hereafter in effect; (iii) any such petition or application shall be filed, or any such proceedings shall be commenced, against Borrower, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings; (iv) any final order, judgment or decree shall be entered in any proceedings against Borrower decreeing its dissolution; (v) any final order, judgment or decree shall be entered in any proceedings against Borrower decreeing its split-up which requires the divestiture of a substantial part of its assets; or
         (vi) Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver or liquidator of it, or of any substantial part of its assets, or shall commence any proceedings relating to Borrower under any Debtor Relief Law, whether now or hereafter in effect.

         Section 7.02. Remedies Upon Default. If an Event of Default described in Section 7.01 shall occur, the Commitment shall be immediately terminated and the aggregate unpaid principal balance of and accrued interest on all Advances shall, to the extent permitted by Applicable Law, thereupon become due and payable concurrently therewith, without any action by the Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Subject to the foregoing sentence, if any Event of Default shall occur and be continuing, then no LIBOR Advances shall be available to Borrower and Lender may at its election, do any one or more of the following. Lender's remedies upon default will be restricted as provided in Article VI of this Agreement.

         Section 7.03. Cumulative Rights. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other Rights granted thereto at Law or in equity, whether or not amounts owing thereunder shall be due and payable, and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

         Section 7.04. Waivers. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any Default or Event of Default other than such Default or Event of Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         Section 7.05. Performance by Lender. Should any covenant of Borrower fail to be performed in accordance with the terms of the Loan Papers, Lender may, at its option, perform or attempt to perform such covenant on behalf of Borrower. Notwithstanding the foregoing, it is expressly understood that Lender does not assume, and shall not ever have, except by express written consent of Lender, any liability or responsibility for the performance of any duties or covenants of Borrower.

         Section 7.06. Expenditures. Borrower shall reimburse Lender for any reasonable sums spent by it in connection with the exercise of any Right provided herein. Such sums shall bear interest at the lesser of (a) the Base Rate in effect from time to time, plus 3.0% and (b) the Highest Lawful Rate, from the date spent until the date of repayment by Borrower.

         Section 7.07. Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender any Rights to exercise control over the affairs and/or management of Borrower, the power of Lender being limited to the Rights to exercise the remedies provided in this Article.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Papers, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall (and the result of action or failure to take action shall not) unless in writing and signed by the Lender, (a) increase the Commitment, (b) reduce any principal, interest, fees or other amounts payable hereunder, or waive or result in the waiver of any Event of Default under Section 7.01(a), (c) extend the Maturity Date or otherwise postpone any date fixed for any payment of principal, interest, fees or other amounts payable hereunder, or (e) amend this Section 8.01. No amendment, waiver or consent shall affect the Rights or duties of the Lender under any Loan Papers, unless it is in writing and signed by the Lender.

         Section 8.02.  Notices.

                  (a) Manner of Delivery. All notices, communications and other materials to be given or delivered under the Loan Papers shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent the Lender or Borrower has acted in reliance on such telephonic notice.

                  (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

                  If to Lender:     Franchise Finance Corporation of America
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telephone No.: (602) 585-4500
                                    Facsimile No.: (602) 585-2225
                                    Attention:  John R. Barravecchia,
                                                Executive Vice President and
                                                Chief Financial Officer

                  With a copy to:   Franchise Finance Corporation of America
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telephone No.: (602) 585-4500
                                    Facsimile No.: (602) 585-2225
                                    Attention: Dennis L. Ruben, Esq.
                                               Senior Vice President and General
                                               Counsel

                  If to Borrower:   FFCA Mortgage Corporation
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telephone No.: (602) 563-4685
                                    Facsimile No.: (602) 585-2225
                                    Attention: Gary J. Naquin
                                               President

         or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

                  (d) Effectiveness. Each notice, communication and any material to be given or delivered to any party pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 9.02 and the appropriate receipt is received or otherwise acknowledged,
         (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received; provided, however, that notices to the Lender pursuant to Article II shall be effective when received. Borrower agrees that Lender shall have no duty or obligation to verify or otherwise confirm telephonic notices given pursuant to Article II, and agrees to indemnify and hold harmless Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses resulting, directly or indirectly, from acting upon any such notice.

         Section 8.03. Parties in Interest. All covenants and agreements contained in this Agreement and all other Loan Papers shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. The Lender may from time to time assign or transfer its interests hereunder pursuant to Section 8.04 hereof. Borrower may not assign or transfer its Rights or obligations under any Loan Paper without the prior written consent of the Lender.

         Section 8.04. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the other Loan Papers, whether or not Lender shall have made any demand under this Agreement or the other Loan Papers, and even if such obligations are unmatured. Lender shall promptly notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Rights of Lender under this Section 8.04 are in addition to other Rights (including, without limitation, other Rights of set-off) which the Lender may have.

         Section 8.05.  Costs, Expenses, and Taxes.

                  (a) Borrower agrees to pay on demand (i) all reasonable costs and expenses of Lender and its Affiliates in connection with the preparation and negotiation of all Loan Papers, including without limitation the reasonable fees and out-of-pocket expenses of Lender's counsel, and the reasonable costs and expenses of Lender and its Affiliates in connection with the syndication of the Commitment and
         (ii) all costs and expenses (including reasonable attorneys' fees and expenses) of Lender in connection with administration, interpretation, modification, amendment, waiver or release of any Loan Papers and any restructuring, work-out, or collection of any portion of the Obligations or the enforcement of any Loan Papers.

                  (b) In addition, Borrower shall pay any and all stamp, debt and other Taxes payable or determined to be payable in connection with any payment hereunder (other than Taxes on the overall net income of Lender or franchise Taxes or Taxes on capital or capital receipts of Lender), or the execution, delivery or recordation of any Loan Papers, and agrees to save Lender harmless from and against any and all liabilities with respect to, or resulting from any delay in paying or omission to pay any Taxes in accordance with this Section 8.06, including any penalty, interest, and expenses relating thereto. All payments by Borrower under any Loan Papers shall be made free and clear of and without deduction for any present or future Taxes (other than Taxes on the overall net income of Lender of any nature now or hereafter existing, levied or withheld, or franchise Taxes or Taxes on capital or capital receipts of Lender), including all interest, penalties or similar liabilities relating thereto. If Borrower shall be required by Law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that, after making all required deductions and withholdings (including Taxes on amounts payable to Lender pursuant to this sentence), Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Law. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 8.06 shall survive the execution of this Agreement, termination of the Commitment, repayment of the Obligations, satisfaction of each agreement securing or assuring the Obligations and termination of this Agreement and each other Loan Paper.

                  (c) Within 30 days after the date of any payment of Taxes, Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, Borrower will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Lender, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that such certificate or opinion need only be given if: (i) Borrower makes any payment from any account located outside the United States; or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 8.06, the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         Section 8.06. Rate Provision. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If the Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, Lender shall not be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section 9.08 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

         Section 8.07. Severability. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

         Section 8.08. Exceptions to Covenants. Borrower shall not be deemed to be permitted to take any action or to fail to take any action that is permitted as an exception to any covenant in any Loan Papers, or that is within the permissible limits of any covenant, if such action or omission would result in a violation of any other covenant in any Loan Papers.

         Section 8.09. Counterparts. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         Section 8.10.  Governing Law; Waiver of Jury Trial.

                  (a) This Agreement and all other loan papers shall be deemed to be contracts made and performable in Scottsdale, Arizona, and shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to conflict of laws) and the United States of America. Without excluding any other jurisdiction, Borrower agrees that the state and federal courts of Arizona located in Phoenix, Arizona, will have jurisdiction over proceedings in connection herewith. To the maximum extent permitted by law, the Borrower hereby waives any right that it may have to a trial by jury of any dispute (whether a claim in tort, contract, equity or otherwise) arising under or relating to this Agreement, the other loan papers, or any related matters, and agrees that any such dispute shall be tried before a judge sitting without a jury.

                  (b) Borrower hereby waives personal service of any legal process upon it. Borrower agrees that service of process may be made upon it by registered mail (return receipt requested) directed to Borrower at its address designated for notice under this Agreement and service so made shall be deemed to be completed five days after deposit in the United States Mail. Nothing in this Section 8.12 shall affect the right of the Lender to serve legal process in any other manner permitted by law.

         Section 8.11. Entire Agreement. This Agreement and the other loan papers represent the final agreement between the parties regarding the subject matter herein and therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

LENDER:                                 FRANCHISE FINANCE CORPORATION OF
                                        AMERICA, a Delaware corporation



                                        By  /s/ John R. Barravecchia
                                         ----------------------------
                                                 John R. Barravecchia
                                                 Executive Vice President and
                                                 Chief Financial Officer


BORROWER:                               FFCA MORTGAGE CORPORATION, a Delaware
                                        corporation



                                        By  /s/ Gary J. Naquin
                                          --------------------------
                                                 Gary J. Naquin
                                                 President
                                       40